As filed with the Securities and Exchange Commission on January 30, 1998
                                                      Registration No. 333-23659
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                         ------------------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                         PENNSYLVANIA ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

       Pennsylvania                                     23-1920170
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                                 One PEI Center
                      Wilkes-Barre, Pennsylvania 18711-0601
                                 (717) 829-8843
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            Thomas J. Ward, Secretary
                         Pennsylvania Enterprises, Inc.
                                 One PEI Center

                      Wilkes-Barre, Pennsylvania 18711-9930
                                 (717) 829-8812
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                    Copy to:
                             Garett J. Albert, Esq.
                            Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                          New York, New York 10004-1482
                         ------------------------------


           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X /

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/
           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/
           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/
           Pursuant to Rule 429 of the Securities Act of 1933, as amended, the Company intends to use the prospectus contained in this Registration Statement in connection with the securities registered under Registration Statement No. 33-53435.
           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                         PENNSYLVANIA ENTERPRISES, INC.
                               ------------------

                          CUSTOMER STOCK PURCHASE PLAN

                         800,000 SHARES OF COMMON STOCK
                  (NO PAR VALUE, STATED VALUE $5.00 PER SHARE)


           The Customer Stock Purchase Plan (the "Plan") of Pennsylvania Enterprises, Inc. (the "Company") provides the residential customers of the Company's subsidiaries, which include PG Energy Inc. ("PGE"), Honesdale Gas Company ("Honesdale"), PG Energy Services Inc. ("Energy Services"), Keystone Pipeline Services, Inc. ("Keystone"), Theta Land Corporation ("Theta") and PEI Power Corporation ("PPC", and together with PGE, Honesdale, Energy Services, Keystone and Theta, the "Subsidiaries"), with a simple and convenient method of purchasing shares of common stock, no par value, stated value $5.00 per share, of the Company ("Common Stock") at a 5% discount from the market price.

           Residential customers of the Subsidiaries may participate in the Plan by purchasing Common Stock directly from the Company. Payments for shares received from customers on or prior to 5:00 P.M. on the last business day of a calendar quarter (calendar quarters end March 31, June 30, September 30 and December 31) will be used to purchase shares of Common Stock on the first business day following the end of each such calendar quarter (an "Investment Date").


           The Company administers the Plan at its own expense. No brokerage fee or commission will be charged to the customer on the purchase of shares under the Plan.

           The purchase price of shares purchased under the Plan will be an amount equal to 95% of the average of the daily high and low prices for the Company's Common Stock for the five trading days immediately preceding the applicable Investment Date as reported on the New York Stock Exchange.

           The outstanding shares of the Company's Common Stock are, and the additional shares offered hereby will be, listed on the New York Stock Exchange.

           The Company will receive all of the net proceeds from the sale of the Common Stock.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------


                THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 1998

           No person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which said offer or solicitation is not qualified or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or its subsidiaries since the date hereof.


                              AVAILABLE INFORMATION


           The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511, and New York Regional Office, 7 World Trade Center, New York, New York 10048-1100. Copies of such materials may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports and other information may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. The Company's Common Stock is listed on such Exchange.

           The Company has filed with the Commission a Registration Statement on Form S-3 (File No. 333-23659) (herein, together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933. This Prospectus does not contain all of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement for further information.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


           The Company hereby incorporates by reference in this Prospectus (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996,
(ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, (iii) the Company's Current Report on Form 8-K dated May 28, 1997, (iv) the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 1997, and (v) the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 1997, which have been filed with the Commission pursuant to the Exchange Act (File No. 0-7812).

           All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


           The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the oral or written request of any such person, a copy of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to the Company's Investor Relations Department at the Company's principal executive office. The mailing address of such office is Pennsylvania Enterprises, Inc., One PEI Center, Wilkes-Barre, Pennsylvania 18711-9930, telephone no. (800) 379-4768.



                                   THE COMPANY


           The Company is a holding company formed in 1974, with regulated and nonregulated subsidiaries. Its regulated subsidiaries consist of PGE, the Company's principal subsidiary and Honesdale, each of which is engaged in the distribution of natural gas in northeastern Pennsylvania. As of December 31, 1997, PGE and Honesdale together had approximately 150,000 gas customers.

           PGE, incorporated in 1867 as Dunmore Gas & Water Company, and Honesdale are operating public utilities whose gas businesses are regulated by the Pennsylvania Public Utility Commission ("PPUC"). The Company, through its other Subsidiaries, Energy Services, Keystone, Theta and PPC, is engaged in various nonregulated activities, including the marketing and sale of natural gas and propane and other energy-related services, as well as the construction, maintenance and rehabilitation of natural gas distribution pipelines and several real estate development projects on Company-owned land.



                                 USE OF PROCEEDS


           The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be purchased under the Plan or the aggregate amount that the Company will receive for any such shares of Common Stock purchased under the Plan. The net proceeds from the sale of any such shares of Common Stock will either be used for the general corporate purposes of the Company or made available to PGE or to one or more of the Company's other subsidiaries for repayment of debt, for payment of capital expenditures and/or for other corporate purposes. To the extent that PGE uses proceeds from this offering to repay debt, such proceeds will be used to repay bank borrowings which generally bear interest at less than prime.

                                    THE PLAN

           The following questions and answers constitute the Plan.

PURPOSE

           1. WHAT IS THE PURPOSE OF THE PLAN?


           The purpose of the Plan is to provide residential customers (the "Customers") of the Subsidiaries with a simple and convenient method of investing in shares of the Company's Common Stock. Since these shares of Common Stock will be purchased from the Company, the Company will receive additional funds that will be added to the general corporate funds of the Company and will be made available to PGE or to one or more of the Company's other subsidiaries for repayment of debt, for payment of capital expenditures and for other corporate purposes.


ADVANTAGES

           2. WHAT ARE THE ADVANTAGES OF THE PLAN FOR THE CUSTOMER?

           A Customer will be able to purchase shares of the Company's Common Stock at a 5% discount from the market price (see Question 11) and without payment of brokerage commission, service charge or other regular expense.


           AFTER PURCHASING COMMON STOCK UNDER THE PLAN, CUSTOMERS WHO OWN AT LEAST TWENTY (20) SHARES OF COMMON STOCK AND WISH TO CONTINUE TO BUILD THEIR OWNERSHIP IN THE COMPANY BY REINVESTING THEIR DIVIDENDS MAY DO SO BY
PARTICIPATING IN THE COMPANY'S DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN. Copies of the prospectus relating to the Dividend Reinvestment and Stock Purchase Plan may be obtained by writing or calling the Company (see Question
3).

           An Individual Retirement Account ("IRA") may be a participant in the Plan.


ADMINISTRATION

           3. WHO ADMINISTERS AND INTERPRETS THE PLAN?

           The Company administers and interprets the Plan for Customers, keeps the records of the Plan and performs other duties relating to the Plan. There are no brokerage fees charged by the Company in connection with purchases made pursuant to the Plan, and the Company absorbs all of the administrative expense of the Plan. However, charges will be incurred by the Customer upon the sale of the Customer's shares. All correspondence to the Company relating to the Plan should be directed to:

                    Vice President, Financial Services
                    Pennsylvania Enterprises, Inc.
                    One PEI Center
                    Wilkes-Barre,  PA 18711-9930
                    1-888-700-7862

           The Company has delegated certain of its administrative responsibilities under the Plan to The Chase Manhattan Bank. Certain administrative support will be provided to The Chase Manhattan Bank by ChaseMellon Shareholder Services, L.L.C., a registered transfer agent (the "Agent"). The Agent issues the stock certificates, keeps certain records of the shareholder accounts and performs all duties as registrar and transfer agent. All correspondence, questions or other communications regarding the issuance of certificates or Customers' accounts (see Question 14) should be directed to:

                     ChaseMellon Shareholder Services, L.L.C.
                     Investment Services
                     P.O. Box 3338
                     South Hackensack, NJ 07606-1938
                     1-800-851-9677

           Should ChaseMellon Shareholder Services, L.L.C. cease to act as the Agent under the Plan, the Company may designate another agent or may perform these administrative duties itself. In such event, all references herein to ChaseMellon Shareholder Services, L.L.C. or the Agent shall be deemed to be references to the Company or such other agent as the Company may designate.


PARTICIPATION

           4. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?


           All residential customers of the Subsidiaries are eligible to participate in the Plan, including all adult members (at least 18 years old) of households served by the Subsidiaries. Consumers who are not directly customers, such as renters and condominium owners, may participate in the Plan, except that groups of individuals such as tenant associations are not eligible to participate.


           A Customer may enroll under the Plan in his or her own name, in the joint name of the Customer and another person, or in his or her name as custodian or trustee for another person, by marking the Authorization Form in the appropriate manner.

           If it appears to the Company that any Customer is using or contemplating the use of the Plan in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any payment by or on behalf of such Customer is tendered. Such payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable without interest.


           Also, an IRA may be a participant in the Plan (see Question 6).



           5. HOW DOES AN ELIGIBLE CUSTOMER PARTICIPATE IN THE PLAN?

           An Authorization Form may be obtained from the Company by writing or telephoning the Company (see Question 3).


           6. HOW ARE INVESTMENTS MADE?


           An investment is made by forwarding to the Company (at the address set forth in Question 3) a check or money order payable to Pennsylvania Enterprises, Inc. along with a completed Authorization Form prior to an Investment Date as more fully described in Question 8. On the next Investment Date, the amount forwarded will be invested in full shares of Common Stock. See Question 13 concerning fractional shares.


           A payment to be used for investment in Common Stock should be sent to the Company separately and not with the payment of the Customer's bill.


           A Customer may participate in the Plan through his or her IRA. The IRA will be subject to the Plan in the same manner as other participants. For assistance in enrolling an IRA in the Plan, please contact the Company.



           7. ARE THERE LIMITS TO THE AMOUNT A CUSTOMER MAY INVEST?

           Yes. A Customer may invest a minimum of $100 each Investment Date. The maximum investment a Customer is permitted to make under the Plan is $10,000 each Investment Date.


PURCHASES

           8. WHEN WILL PAYMENTS BE INVESTED?

           Shares will be purchased from the Company. Payments for shares will be accepted by the Company during the 30 days immediately preceding each Investment Date. Payments received on or prior to 5:00 p.m. on the last business day of a calendar quarter (calendar quarters end March 31, June 30, September 30 and December 31) will be used to purchase shares of Common Stock on the first business day following the end of such calendar quarter. Payments received after

5:00 p.m. on the last business day of a calendar quarter and before the 30th day immediately preceding each Investment Date will be returned by the Company.


           If a Customer makes a payment to the Company for the purchase of shares of Common Stock and then decides not to make such investment, the Customer may obtain a refund of his or her payment upon a written request for such refund received by the Company at least two business days prior to the next Investment Date.


           9. WILL INTEREST BE PAID ON CASH INVESTMENTS PRIOR TO THE INVESTMENT DATE?

           No. For that reason, the Company urges Customers to mail their investments so that they are received by the Company before, but as close as possible to, the last business day of a calendar quarter, but allowing time for any mailing delays.


           10. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

           Shares purchased under the Plan will be original issue shares or treasury shares of Common Stock of the Company.


           11. WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

           The purchase price will be an amount equal to 95% of the average of the daily high and low prices for the Company's Common Stock for the five trading days immediately preceding the applicable Investment Date as reported on the New York Stock Exchange.


           12. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED?

           The number of shares to be purchased for each Customer will depend on the amount to be invested by that Customer and the price of the Company's Common Stock as determined under the Plan. (See Question 11.)


           A Customer may not specify the number of shares to be purchased or the price at which shares are to be purchased, or otherwise seek to restrict or control purchases made pursuant to the Plan.

FRACTIONAL SHARES

           13. WILL CUSTOMERS RECEIVE FRACTIONAL SHARES?

           No. Only full shares will be issued. After the Common Stock has been purchased for the Customer, any remaining funds which are insufficient to purchase a full share of Common Stock will be returned to the Customer without interest.


CERTIFICATES FOR SHARES

           14. WILL STOCK CERTIFICATES BE ISSUED FOR SHARES PURCHASED UNDER THE PLAN?


           Normally, certificates for shares of Common Stock purchased under the Plan will not be issued to participants. This protects the participant against loss, theft or destruction of stock certificates, and reduces the Company's administrative costs. The number of shares credited to an account under the Plan will be shown on the participant's statement of account.

           However, a participant may obtain a certificate for any number of full shares credited to the participant's account under the Plan by sending the Agent a written request. If a certificate is to be issued for less than all of the full shares, the request must state the specific number of full shares for which the certificate is to be issued. A certificate for a fractional share will not be issued under any circumstances. A participant must make a separate request each time a certificate is to be issued. This request should be mailed to the Agent at the Agent's address set forth in Question 3. Certificates generally will be issued within ten business days after the Agent receives the participant's written request therefor.

           Shares credited to the account of a participant under the Plan for which certificates have not been issued may not be pledged or assigned. Any such purported pledge or assignment will be void. Any participant who wishes to pledge or assign such shares must request that certificates for such shares be issued in the participant's name.


CUSTOMERS' ACCOUNTS AND RECORDS

           15. WHAT INFORMATION WILL THE CUSTOMER RECEIVE?


           Shortly after the Investment Date, the Customer will receive from the Company a statement of account showing the shares of Common Stock purchased on his or her behalf, the price at which the shares were purchased, and a check for any excess funds insufficient to purchase a full share of Common Stock.

           A shareholder account will be opened by the Agent for Customers who become new shareholders as a result of their purchase of Common Stock under the

Plan. The account will be opened in accordance with the Customer's instructions on the Authorization Form. All joint accounts will be "Joint Tenants" unless otherwise instructed by the Customer.



OTHER INFORMATION

           16. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE AGENT UNDER THIS PLAN?

           In administering the Plan, neither the Company nor the Agent nor any agent of either of them will be liable for any good faith act or omission to act, including, without limitation, any claim of liability (1) arising out of failure to terminate a Customer's account upon a Customer's death prior to receipt of legally sufficient instructions with respect thereto and (2) with respect to the prices at which shares are purchased for the Customer's account and the times such purchases are made. However, the immediately preceding sentence shall not limit any person's rights under the federal securities laws.


           17. DOES PARTICIPATION IN THE PLAN INVOLVE ANY RISK?

           The Plan itself creates no additional risk. The risk to Customers who participate in the Plan is the same as with any other investment in shares of Common Stock of the Company. It should be recognized that a Customer who purchases Common Stock under the Plan loses any advantage otherwise available from being able to select the timing of his or her investment. It should also be recognized that the Company and the Agent do not assure the Customer of a profit or protect the Customer against a loss on the shares purchased under the Plan.


           18. MAY THE PLAN BE CHANGED OR DISCONTINUED?

           The Company reserves the right to suspend or terminate the Plan at any time, including in the event of an oversubscription (see Question 19), and to interpret and regulate the Plan as it deems necessary or desirable in connection with the operation of the Plan. The Company also reserves the right to make modifications to the Plan.

           All questions as to the validity, form, eligibility and acceptance of investments will be determined solely by the Company, which determinations will be final and binding. No alternative, conditional or contingent investments will be accepted. The Company reserves the absolute right to reject any or all investments for any reason. The Company also reserves the right to waive any irregularities or conditions, and the Company's interpretations of the terms and conditions of the Plan shall be final and binding.

           19. WHAT HAPPENS IF PARTICIPATION EXCEEDS THE NUMBER OF SHARES THE COMPANY HAS AVAILABLE FOR ISSUANCE UNDER THE PLAN?

           In the event of an oversubscription to purchase shares under the Plan, the Company may file a registration statement with the Commission to register additional shares of Common Stock to cover the oversubscription. However, if the Company determines, in its sole discretion, not to make such registration, the Company shall promptly suspend participation in the Plan and refund the payments made by those Customers whose subscriptions were received by the Company after all the shares available under the Plan had been allocated to prior subscribers.


           20. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?


           Although not free from doubt, the Company believes that the excess of the fair market value of the shares of Common Stock purchased under the Plan over the purchase price paid for such shares will not be includible in gross income, and that a Customer's tax basis in shares of Common Stock purchased under the Plan will be equal to his or her cost. A Customer's holding period will commence on the day following the Investment Date.



           21. WHAT IS THE TAX TREATMENT OF DIVIDENDS RECEIVED BY A CUSTOMER WITH RESPECT TO SHARES PURCHASED BY THE CUSTOMER PURSUANT TO THE PLAN?

           Generally, all distributions will be treated as dividends and will be taxable as ordinary income to the extent of the Company's earnings and profits. To the extent that a distribution exceeds the Company's earnings and profits, it is deemed to be a return of capital. A return of capital reduces a shareholder's basis in his or her shares, but not below zero. To the extent a return of capital reduces a shareholder's basis, no gain is recognized; and to the extent a return of capital exceeds a shareholder's basis, it is treated as capital gain. Form 1099, which is sent to each shareholder annually, will indicate the total amount of dividends paid to such shareholder.


           22. WHAT IS THE TAX TREATMENT OF ANY PAYMENT RECEIVED BY A CUSTOMER UPON THE SALE OF SHARES PURCHASED BY THE CUSTOMER PURSUANT TO THE PLAN?

           A Customer who receives any payment for the sale of shares purchased by the Customer pursuant to the Plan will recognize either short-term or long-term capital gain or loss, depending on his or her particular circumstances, the tax basis of his or her shares (adjusted to reflect any return of capital dividends paid thereon) and the period of time he or she has held his or her shares.

           A CUSTOMER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN.

                          DESCRIPTION OF CAPITAL STOCK

           The following statements are brief summaries of certain provisions relating to the Company's capital stock and are qualified in their entirety by reference to the provisions of the Company's Restated Articles of Incorporation, as amended (the "PEI Articles"), and the Company's By-Laws, as amended, each of which have been filed with the Commission.


           The Company's authorized capital stock consists of 30,000,000 shares of Common Stock. As of January 21, 1998, there were 9,745,875 shares of Common Stock outstanding.


VOTING RIGHTS

           Holders of Common Stock have the right to cast one vote for each share held of record on all matters submitted to a vote of holders of Common Stock. Holders of Common Stock are not entitled to cumulative voting rights in the election of directors.

DIVIDEND RIGHTS

           Holders of shares of Common Stock are entitled to dividends when, as and if declared by the Board of Directors from funds legally available therefor.

LIQUIDATION

           In the event of the liquidation, dissolution or winding up of the affairs of the Company, all surplus of the Company remaining after the discharge by the Company of all liabilities shall be distributed, pro rata, among the holders of Common Stock.

OTHER PROVISIONS

           Holders of Common Stock are not entitled to conversion or pre-emptive rights and there are no redemption or sinking fund provisions applicable to the Common Stock.

NONASSESSABILITY

           All of the outstanding shares of Common Stock are fully paid and nonassessable and all shares of Common Stock to be offered by the Company hereby, when issued, will be fully paid and nonassessable.

CERTAIN BUSINESS COMBINATIONS

           The PEI Articles contain a "fair price" provision, which requires, in addition to any affirmative vote required by law or the PEI Articles, the affirmative vote of a majority of the then outstanding shares of Voting Stock (as defined below) held by shareholders other than Related Persons (as defined below) for certain transactions (each a "Business Combination") involving the Company or a subsidiary and a Related Person, unless certain minimum price and form of consideration requirements are met or the approval of a majority of

Continuing Directors (as defined below) has been given. A "Related Person" is defined to include any person, who, together with its affiliates, is the beneficial owner of 10% or more of the then outstanding Voting Stock of the Company. A "Business Combination" includes certain mergers, sales of assets, issuances of securities, liquidations or dissolutions, or reclassifications or recapitalizations. A "Continuing Director" is a director who was a director before the Related Person involved in the Business Combination became a Related Person or was designated (before such director's initial election as director) as a Continuing Director by a majority of the Continuing Directors then on the Board. "Voting Stock" means all outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

           This "fair price" provision may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management.

SHAREHOLDER RIGHTS PLAN

           The Company has adopted a Shareholder Rights Plan under the terms of which each shareholder of record will receive a dividend distribution of one right ("Right" or "Rights") for each share of Common Stock held. Each Right will entitle shareholders to purchase from the Company one-half of a share of Common Stock. No less than two Rights, and only integral multiples of two Rights, may be exercised by holders of Rights at an exercise price of $50 per share of Common Stock (equivalent to $25 for each one-half share of Common Stock), subject to certain adjustments. The Rights will become exercisable only if a person or group acquires 15% or more of the Company's Common Stock, or commences a tender or exchange offer which, if consummated, would result in that person or group owning at least 15% of the Common Stock. Prior to that time, the Rights will not trade separately from the Common Stock.


           If a person or group acquires 15% or more of the Company's Common Stock, all other holders of Rights will then be entitled to purchase, by payment of the $50 exercise price upon the exercise of two Rights, the Company's Common Stock (or a Common Stock equivalent) with a value of twice the exercise price. In addition, at any time after a 15% position is acquired and prior to the acquisition by any person or group of 50% or more of the outstanding Common Stock, the Company's Board of Directors may, at its option, require each outstanding Right (other than Rights held by the acquiring person or group) to be exchanged for one share of Common Stock (or one Common Stock equivalent).


           If, following an acquisition of 15% or more of the Company's Common Stock, the Company is acquired by any person in a merger or other business combination transaction or sells more than 50% of its assets or earning power to any person, all other holders of Rights will then be entitled to purchase, by payment of the $50 exercise price upon the exercise of two Rights, common stock of the acquiring company with a value of twice the exercise price.

           The Company may redeem the Rights at $.0025 per Right at any time prior to the time that a person or group has acquired 15% or more of its Common Stock. The Rights, which expire on May 16, 2005, do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings per share of the Company.

CERTAIN PENNSYLVANIA LAW PROVISIONS

           PENNSYLVANIA BUSINESS CORPORATION LAW. The Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), generally prohibits a corporation that has a class of voting stock registered under the Exchange Act (such as the Company) from entering into certain broadly-defined business combinations with an "interested shareholder" (defined, in general, as any person or entity that is the beneficial owner of at least 20% of a corporation's voting stock or is an affiliate or an associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner of at least 20% of the corporation's voting stock) during the five-year period following the interested shareholder's share acquisition date unless (i) the business combination or share acquisition is approved by the board of directors of the corporation prior to the date of the acquisition of the shares which made such shareholder an interested shareholder, (ii) the business combination is approved by the affirmative vote of all of the holders of the outstanding common stock of the corporation or (iii) at a meeting called for such purpose no earlier than three months after the interested shareholder becomes the beneficial owner of at least 80% of the corporation's voting shares, the business combination is approved by the affirmative vote of the holders of shares entitling such holders to cast a majority of the votes that all shareholders would be entitled to cast in an election of directors of the corporation, not including any voting shares owned by the interested shareholder or any affiliate or associate of such interested shareholder, and the interested shareholder has complied with certain statutory minimum fair price conditions in the business combination.

           The PBCL also allows such business combinations to be effected after the five-year period when (i) the interested shareholder complies with the statutory fair price provisions in the business combination and the business combination is approved at a shareholders' meeting called for such purpose (at which meeting the interested shareholder's shares may be counted) or (ii) the holders of a majority of the votes entitled to be cast in an election of directors, excluding the shares beneficially held by the interested shareholder (and any associate or affiliates), approve the business combination.

           The PBCL provides generally that the acquisition of 20% or more of the voting power of a registered Pennsylvania corporation by any person (a "controlling person") or group (a "controlling group") entitles every other holder of voting stock of such corporation to elect to receive from the 20% holder, in cash, an amount equal to the "fair value" of such shares, taking into account all relevant factors, including a proportionate amount of any control premium. The minimum value a shareholder can receive is the highest price paid per share by a controlling person or controlling group at any time during the 90-day period ending on and including the date of the control transaction, i.e. the acquisition of 20% or more.

           PENNSYLVANIA PUBLIC UTILITY CODE. Corporations and persons owning or holding directly or indirectly 5% or more of the Common Stock are "affiliated interests" of PGE under the Pennsylvania Public Utility Code. PPUC approval is required for contracts or arrangements providing for the furnishing of management, supervisory, construction, engineering, accounting, legal, financial or similar services and contracts or arrangements for the purchase, sale, lease, or exchange of any property, right or thing or for the furnishing of any service, property, right or thing other than those above enumerated, made or entered into between PGE and any affiliated interest.

PUBLIC UTILITY HOLDING COMPANY ACT

           The Public Utility Holding Company Act of 1935 ("PUHCA") regulates certain acquisitions of direct or indirect interests in public utility companies, such as acquisitions of the Company's Common Stock. The Company is a "holding company" within the meaning of the PUHCA, but is exempt, pursuant to
Section 3(a) thereof, from all provisions of the PUHCA (except Section 9(a)(2) thereof). Under Section 9(a)(2), any person who owns 5% or more of the voting securities of another public utility company would be prohibited from acquiring 5% or more of the Company's Common Stock without prior approval of the Commission. Any other person not qualifying for an exemption would be required to register as a holding company under the PUHCA upon acquiring or holding 10% or more of the Company's Common Stock. Upon such registration, the 10% shareholder and the Company would become subject to the PUHCA generally and be required, among other things, to obtain Commission authorization for its corporate organization in accordance with the PUHCA and, subject to certain exceptions, for its financings, acquisitions and affiliate transactions.

TRANSFER AGENT AND REGISTRAR

           ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Common Stock.


                                  LEGAL MATTERS

           The validity of the shares of Common Stock offered hereby has been passed upon for the Company by LeBoeuf, Lamb, Greene & MacRae (now LeBoeuf, Lamb, Greene & MacRae LLP), 320 Market Street, Suite E400, Strawberry Square, P.O. Box 12105, Harrisburg, PA 17108-2105 and by Moses & Gelso, L.L.P., 120 S. Franklin Street, Wilkes-Barre, PA 18701-1188.


                                     EXPERTS


           The consolidated financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                       ==================================









                         PENNSYLVANIA ENTERPRISES, INC.


                        --------------------------------


                                    Customer

                               Stock Purchase Plan

                       ==================================

                                 800,000 Shares

                                  Common Stock



                                   PROSPECTUS
                                   ----------











                                February __, 1998





                       ==================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth all expenses payable by the Company in connection with the sale of the Common Stock being registered:


           Registration fee                   $1,724.54
           Printing expenses                  10,000.00
           Legal fees and expenses             6,500.00
           Accounting fees and expenses        2,000.00
           Miscellaneous                       1,500.00
                                             ----------

                                 Total       $21,724.54
                                             ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Sections  1741 through 1750 of Subchapter D of Chapter 17 of the PBCL
contain,  among  other  things,   provisions  for  mandatory  and  discretionary
indemnification of a corporation's directors, officers and other personnel.

           Under Section 1741, unless otherwise limited by its by-laws, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), to which any of them is a party or threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

           Section 1742 provides for indemnification with respect to derivative and corporate actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 with respect to any claim, issue or matter as to which a director or officer has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a director or officer is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

           Section 1743 provides that indemnification against expenses is mandatory to the extent that the director or officer has been successful on the merits or otherwise in defense of any such action or proceeding referred to in
Section 1741 or 1742.

           Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of directors and officers is proper because the director or officer met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel or by the shareholders.

           Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in the Subchapter may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

           Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by the Subchapter shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

           Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under this Subchapter of the PBCL.

           Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in the Subchapter to successor corporations resulting from consolidation, merger or division and to service as a representative of such corporations or of employee benefit plans.

           Section 1750 provides that the indemnification and advancement of expenses granted pursuant to this Subchapter, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representatives of that person.

           Article II, Section 15 of the Company's By-Laws provides that to the fullest extent that the PBCL permits elimination or limitation of the liability of directors, no director shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

           Article VII, Section 1 of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the PBCL. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time designates such person as being entitled to the benefits of such indemnity.

           The Company has purchased director and officer liability insurance for its directors and officers.

ITEM 16.  EXHIBITS

           The  following   exhibits  are  filed  herewith  or  incorporated  by
reference. The reference numbers correspond to the numbered paragraphs of Item 601 of Regulation S-K.

4-1       Customer Stock Purchase Plan (see Prospectus).


4-2 Restated Articles of Incorporation of the Company, as amended -- filed as Exhibit 4-1 to the Company's Registration Statement No. 333-23645.


4-3 By-Laws of the Company, as amended and restated -- filed as Exhibit 3-2 to the Company's Annual Report on Form 10-K for 1994, File No. 0-7812.


4-4 Rights Agreement dated as of April 26, 1995 between the Company and Chemical Bank, as Rights Agent -- filed as Exhibit 4-1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, File No. 0-7812.

5-1       Opinion of Moses & Gelso, L.L.P.*

5-2       Opinion of LeBoeuf, Lamb, Greene & MacRae LLP*

23-1      Consent of Arthur Andersen LLP*

23-2      Consent of Moses & Gelso, L.L.P. (incorporated in Exhibit 5-1)*

23-3      Consent of LeBoeuf, Lamb, Greene & MacRae LLP (incorporated in Exhibit
          5-2)*

--------------

*Previously filed.


ITEM 17.  UNDERTAKINGS

               (a) The undersigned registrant hereby undertakes:

                    (1) To file,  during any period in which offers or sales are being  made,  a  post-effective  amendment  to this  Registration
               Statement:

                    (i) To include any prospectus  required by section  10(a)(3)
               of the Securities Act of 1933;


                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;


                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WILKES-BARRE, COMMONWEALTH OF PENNSYLVANIA, ON THE 30TH OF JANUARY, 1998.


                                          PENNSYLVANIA ENTERPRISES, INC.


                                          By:  /S/ JOHN F. KELL, JR.
                                              ---------------------------
                                              (John F. Kell, Jr.)
                                              Vice President, Financial Services


           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


           SIGNATURE                     TITLE                      DATE
           ---------                     -----                      ----

 (I) PRINCIPAL EXECUTIVE OFFICER:


    Thomas F. Karam*                President, Chief            January 30, 1998
-----------------------------       Executive Officer and
    (Thomas F. Karam)               Director


(II) PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:


    /s/ John F. Kell, Jr.           Vice President,             January 30, 1998
-----------------------------       Executive Officer and
    (John F. Kell, Jr.)


(III) A MAJORITY OF THE BOARD OF DIRECTORS:


    Kenneth L. Pollock*             Chairman of the             January 30, 1998
-----------------------------       Board of Directors
    (Kenneth L. Pollock)


    William D. Davis*               Vice Chairman of the        January 30, 1998
-----------------------------       Board of Directors
    (William D. Davis)



    Robert J. Keating*              Director                    January 30, 1998
-----------------------------
    (Robert J. Keating)


    James A. Ross*                  Director                    January 30, 1998
-----------------------------
    (James A. Ross)


    John D. McCarthy*               Director                    January 30, 1998
-----------------------------
    (John D. McCarthy)


    Ronald W. Simms*                Director                    January 30, 1998
-----------------------------
    (Ronald W. Simms)


    Kenneth M. Pollock*             Director                    January 30, 1998
-----------------------------
    (Kenneth M. Pollock)


    Paul R. Freeman*                Director                    January 30, 1998
-----------------------------
    (Paul R. Freeman)


    John D. McCarthy, Jr.*          Director                    January 30, 1998
-----------------------------
    (John D. McCarthy, Jr.)


    Richard A. Rose, Jr.*           Director                    January 30, 1998
-----------------------------
    (Richard A. Rose, Jr.)




* By:   /S/ JOHN F. KELL, JR.
-----------------------------
       John F. Kell, Jr.


                                INDEX TO EXHIBITS



Exhibit                                                                    Sequentially
Number                          Description                                Numbered Page

4-1                 Customer Stock Purchase Plan (see Prospectus).


4-2                 Restated   Articles  of   Incorporation  of  the
                    Company,  as amended -- filed as Exhibit  4-1 to
                    the Company's Registration Statement No.
                    333-23645.

4-3                 By-Laws of the Company,  as amended and restated
                    -- filed as Exhibit 3-2 to the Company's  Annual
                    Report on Form 10-K for 1994, File No. 0-7812.


4-4                 Rights  Agreement  dated  as of April  26,  1995
                    between the Company and Chemical Bank, as Rights
                    Agent -- filed as Exhibit  4-1 to the  Company's
                    Quarterly  Report on Form  10-Q for the  quarter
                    ended March 31, 1995, File No. 0-7812.


5-1                 Opinion of Moses & Gelso, L.L.P.*

5-2                 Opinion of LeBoeuf, Lamb, Greene & MacRae LLP*

23-1                Consent of Arthur Andersen LLP*

23-2                Consent of Moses & Gelso, L.L.P. (incorporated   in  Exhibit
                    5-1)*

23-3 Consent of LeBoeuf, Lamb, Greene & MacRae LLP (incorporated in Exhibit 5-2)*

--------------------------
*Previously filed.

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